                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only
/X/  Definitive Proxy Statement                 (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           INLAND CASINO CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           INLAND CASINO CORPORATION
                       4225 EXECUTIVE SQUARE, SUITE 1650
                           LA JOLLA, CALIFORNIA 92037
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            ------------------------

     You are invited to attend the Annual Meeting of Shareholders of Inland Casino Corporation (the "Company") to be held at 10:00 A.M., California time, on Thursday, December 12, 1996, at the La Jolla Marriott Hotel, located at 4240 La Jolla Village Drive, La Jolla, California 92037 for the following purposes:

          1. To elect eight directors to the Board of Directors to hold office for a term of one year and until their respective successors are elected and qualified.

          2. To consider and act upon a proposal to approve the Company's 1996 Nonemployee Directors Stock Option Plan.

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors nominates Duane M. Eberlein, Forrest J. Gerard, Andrew B. Laub, Jana McKeag, G. Fritz Opel, Arthur R. Pfizenmayer, Cornelius E. ("Neil") Smyth, and L. Donald Speer, II, for election to the Board of Directors.

     The Board of Directors has fixed the close of business on October 23, 1996, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

     EACH SHAREHOLDER IS CORDIALLY INVITED TO BE PRESENT AND TO VOTE AT THIS ANNUAL MEETING IN PERSON. SHAREHOLDERS ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PAID AND ADDRESSED ENVELOPE, WHETHER OR NOT THEY EXPECT TO ATTEND. IN THE EVENT A SHAREHOLDER WHO HAS RETURNED A SIGNED PROXY ELECTS TO ATTEND THE ANNUAL MEETING AND VOTE IN PERSON, THE SHAREHOLDER WILL BE ENTITLED TO VOTE.

                                          By Order of the Board of Directors,
                                          [SIG]
                                          Duane M. Eberlein
                                          Secretary

La Jolla, California
October 28, 1996

                           INLAND CASINO CORPORATION
                       4225 EXECUTIVE SQUARE, SUITE 1650
                           LA JOLLA, CALIFORNIA 92037
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Inland Casino Corporation (the "Company") to be voted at the Annual Meeting of Shareholders of the Company to be held on Thursday, December 12, 1996, at the La Jolla Marriott Hotel, located at 4240 La Jolla Village Drive, La Jolla, California 92037, at 10:00 A.M., California time, and at any adjournments thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and described herein. The approximate date on which this Proxy Statement and the enclosed form of proxy are first being sent or given to shareholders is November 12, 1996.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

     The Board of Directors of the Company (the "Board of Directors" or the "Board") has fixed the close of business on October 23, 1996, as the record date for the determination of shareholders entitled to receive notice of, and to vote at, the Annual Meeting (the "Record Date"). The only outstanding class of stock of the Company is its common stock, par value $.001 per share ("Common Stock"), and, at the Record Date, 3,854,548 shares were outstanding. Each share of Common Stock entitles the record holder on the Record Date to one vote on all matters. With respect to the election of directors only (Proposal 1), shareholders may vote in favor of all nominees or withhold their votes as to all nominees or withhold their votes as to specific nominees.

     Any shareholder giving a proxy has the power to revoke the proxy prior to its exercise. A proxy may be revoked (i) by delivering to the Secretary of the Company, Duane M. Eberlein, at or prior to the Annual Meeting, an instrument of revocation or a duly executed proxy bearing a date or time later than the date or time of the proxy being revoked or (ii) at the Annual Meeting if the shareholder is present and elects to vote in person. Mere attendance at the Annual Meeting will not serve to revoke a proxy.

     All proxies received and not revoked will be voted as directed. If no directions are specified, such proxies will be voted "FOR" (i) election of the Board's eight nominees for directors and (ii) approval of the Company's 1996 Nonemployee Directors Stock Option Plan. As to any other business which may properly come before the Annual Meeting, the persons named in such proxies will vote in accordance with their best judgment, although the Company does not presently know of any other such business.

     A majority of the outstanding shares of Common Stock entitled to vote must be represented in person or by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business. Abstentions and non-votes will be counted for purposes of determining the existence of a quorum at the Annual Meeting. A candidate for election as a director will be elected by the affirmative vote of a plurality of the shares of Common Stock present in person or by proxy, entitled to vote and actually voting at the Annual Meeting. The affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote on a proposal (other than election of directors) is required for the adoption of such proposal. Abstentions will be counted as votes against any proposal as to which a shareholder abstains, but non-votes will have no effect on the voting with respect to any proposal as to which there is a non-vote. A non-vote may occur when a nominee holding shares of Common Stock for a beneficial owner does not vote on a proposal because such nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

     The expenses of soliciting proxies for the Annual Meeting are to be paid by the Company. Solicitation of proxies may be made by means of personal calls upon, or telephonic or telegraphic communications with, shareholders or their personal representatives by directors, officers and employees of the Company who will not be specially compensated for such services. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this Proxy Statement to shareholders whose Common Stock is held of record by such entities.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table contains certain information as of the Record Date regarding all persons who, to the knowledge of the Company, were the beneficial owners of more than 5% of the outstanding shares of Common Stock, each of the directors of the Company, the nominees for director, each of the executive officers named in the Summary Compensation Table set forth herein under the caption "Compensation of Executive Officers" (such officers, collectively, the "Named Executive Officers") and all directors and executive officers as a group. The persons named hold sole voting and investment power with respect to the shares shown opposite their respective names, unless otherwise indicated. The information with respect to each person specified is as supplied or confirmed by such person or based upon statements filed with the Securities and Exchange Commission (the "SEC").

                                                               AMOUNT AND NATURE
                                                                 OF BENEFICIAL     PERCENT OF
                              NAME                              OWNERSHIP(1)(2)    CLASS(1)(2)
    ---------------------------------------------------------  -----------------   -----------
    Directors/Nominees
      L. Donald Speer, II(3)(4)..............................      2,528,360           65.6%
      Arthur R. Pfizenmayer(4)(5)............................         35,000             *
      Andrew B. Laub(4)(5)...................................         50,000            1.3%
      G. Fritz Opel(4)(5)....................................         20,000             *
      Duane M. Eberlein(4)(5)................................         42,270            1.1%
      Jana McKeag(5).........................................         10,000             *
         1350 I Street, N.W.
         Suite 200
         Washington, D.C. 20005
      Forrest J. Gerard......................................             --             --
         2901 Don Pablo, N.W.
         Albuquerque, New Mexico 87104
      Cornelius E. ("Neil") Smyth............................             --             --
         20 Bahama Bend
         Coronado, California 92118
    Named Executive Officers, Who are Not Directors/Nominees
      Karol M. Schoen(6).....................................        501,773           12.9%
         9254-B Lake Murray Boulevard
         San Diego California 92119
      Jack R. Smith..........................................             --             --
         676070 Saratoga Corte
         Rancho Santa Fe, California 92067
    ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (10
      persons)(7)............................................      2,705,630           67.1%

---------------
 *  Less than one percent.

(1) Subject to applicable community property and similar statutes.

(2) Includes (a) shares beneficially owned, whether directly or indirectly, individually or together with associates, and (b) shares of which beneficial ownership may be acquired within 60 days of the Record Date by exercise of stock options ("Stock Option Shares").

(3) Mr. Speer holds an irrevocable proxy to vote 190,000 shares of Common Stock held of record and beneficially by Alan Henry Woods; accordingly, all 190,000 shares held by such shareholder are also deemed to be beneficially held by Mr. Speer.

                                     (Footnotes continued on the following page)

(Footnotes continued from the preceding page)
---------------

(4) The mailing address of such shareholder is in care of Inland Casino Corporation, 4225 Executive Square, Suite 1650, La Jolla, California 92037.

(5) All Stock Option Shares.

(6) Includes 24,557 Stock Option Shares.

(7) Includes 177,270 Stock Option Shares. In addition, Ms. Schoen and Mr. Smith are not counted among the ten persons comprising "all directors and executive officers as a group" because they are no longer executive officers or directors of the Company.

CHANGE IN CONTROL OF THE COMPANY

     Historical. Effective as of May 22, 1995 (the "Effective Date"), Inland Casino Corporation, a Delaware corporation ("ICC II") was merged (the "Merger") with and into Twin Creek Exploration Co., Inc., a Utah corporation ("Twin Creek"). Following the Merger, the name of Twin Creek was changed to Inland Casino Corporation.

     Pursuant to the Merger, the Company's common stock issued and outstanding immediately prior to the Merger was reverse split on a 1-for-100 basis, each issued and outstanding share of common stock of ICC II was converted into 99.42 shares of common stock of the Company, and each option to purchase common stock of ICC II was converted into an option to purchase 99.42 shares of common stock of the Company. As a result of the Merger, approximately 95% of the outstanding capital stock of the Company was acquired by the shareholders of ICC II.

     In connection with the Merger, the directors of Twin Creek resigned and were replaced by the directors of ICC II. The officers of Twin Creek also resigned in connection with the Merger and were replaced by the officers of ICC II.

     ICC II was organized in June 1994 to consolidate, through a roll-up transaction, various entities which were owned by the shareholders of ICC II and which were directly or indirectly involved in the operation of the Barona Casino (the "Barona Casino") in San Diego County, California (the "Roll-Up Transaction"). These entities included Inland Casino Corporation, a Nevada corporation ("ICC I"), Inland Casino Partners, a California general partnership ("ICP"), Eagle Edge Partners, a California limited partnership ("EEP") and Redwood Gaming, Inc., a California corporation ("Redwood").

     FOR PURPOSES OF THIS PROXY STATEMENT, REFERENCES TO THE COMPANY AND TO ANY FINANCIAL INFORMATION RELATING TO THE COMPANY SHALL REFER TO THE COMBINED COMPANIES (I.E., ICC II PRIOR TO THE MERGER AND PRIOR TO THE ROLL-UP TRANSACTION, ICC I, ICP, EEP AND REDWOOD) AS IF SUCH COMPANIES HAD ALWAYS OPERATED AS A SINGLE ENTITY, RATHER THAN TO TWIN CREEK PRIOR TO THE MERGER.

     Repurchase Transactions. In March 1996, the Company purchased 1,908,865 shares of Common Stock from a former executive officer and director and in September 1996, the Company purchased 6,778,244 shares of Common Stock, from two principal shareholders, one of whom was a non-employee director of the Company. As a result of such repurchase transactions and since March 1996, Mr. L. Donald Speer, II's beneficial ownership in the shares of Common Stock increased from 50.5% to 65.6%. See "Transactions with Management and Others," herein.

     Arrangements Which May Result in a Change of Control. Pursuant to the Company's Articles of Incorporation (the "Articles"), no person may become an officer, director or the beneficial owner of such number of any class or series of the Company's issued and outstanding capital stock such that he or she shall hold, directly or indirectly, one of the ten greatest financial interests in the Company (an "Interested Person") unless such Interested Person agrees in writing to (i) provide the National Indian Gaming Commission ("Gaming Commission") or other gaming authority having jurisdiction over the Company's operations ("Gaming Authority") with information regarding such Interested Person, including information regarding other gaming-related activities of such Interested Person and financial statements, in such form, and with such updates, as may be required by the Gaming Commission or other Gaming Authority; (ii) respond to written or oral questions that may be propounded by the Gaming Commission or any Gaming Authority; and (iii) consent to the performance of any background investigation that may be required by the Gaming

Commission or any Gaming Authority, including an investigation of any criminal record of such Interested Person.

     In the event that an Interested Person (i) fails to provide information requested by the Gaming Commission or any Gaming Authority; (ii) gives the Gaming Commission or any Gaming Authority cause either to deny approval of or to seek to void a management contract to which the Company is a party; or (iii) takes action that will affect the voiding of any such management contract, such Interested Person shall be required to divest all of the Company's stock owned by such shareholder within a 90-day period. If the Interested Person is unable to sell such stock within this period, the Interested Person shall notify the Company in writing, and the Company shall repurchase such stock at a purchase price equivalent to the lower of such stock's book value or cost.

                             ELECTION OF DIRECTORS

                                   PROPOSAL 1

     Under the Articles and Bylaws of the Company (the "Bylaws"), eight persons, Duane M. Eberlein, Forrest J. Gerard, Andrew B. Laub, Jana McKeag, G. Fritz Opel, Arthur R. Pfizenmayer, Cornelius E. ("Neil") Smyth, and L. Donald Speer, II, have been nominated by the Board of Directors for election at the Annual Meeting to serve one year terms expiring at the Company's annual meeting in 1997 and until his or her respective successor is elected and qualified. A plurality of the votes cast at the Annual Meeting is required for election of each nominee.

     The Bylaws provide for not less than three nor more than ten directors, the exact number within the range being set by the Board of Directors, from time to time. Currently, the Board of Directors has set that number at eight directors. Each of the eight nominees, whose term expires at the Annual Meeting, presently serves as a director and has served continuously as a director of the Company since the date indicated under the caption "Information with Respect to the Director Nominees" below. In the event the nominee is unable to or declines to serve as a director at the time of the Annual Meeting, which is not anticipated, the persons named in the proxy will vote for the election of such person or persons as may be designated by the present Board of Directors. UNLESS OTHERWISE DIRECTED IN THE ACCOMPANYING PROXY, THE PERSONS NAMED THEREIN WILL VOTE FOR THE ELECTION OF THE EIGHT DIRECTOR NOMINEES LISTED BELOW.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF DUANE M. EBERLEIN, FORREST J. GERARD, ANDREW B. LAUB, JANA MCKEAG, G. FRITZ OPEL, ARTHUR R. PFIZENMAYER, CORNELIUS E. ("NEIL") SMYTH, AND L. DONALD SPEER, II AS DIRECTORS.

INFORMATION WITH RESPECT TO THE DIRECTOR NOMINEES

     The following table sets forth information regarding the nominees, including age on the date of the Annual Meeting, present position with the Company, and other business experience during the past five years. Messrs. Opel and Pfizenmayer became directors in October 1995, Ms. Jana McKeag became a director of the Company in February 1996 and Mr. Gerard became a director in September 1996; each of the other nominee/directors named below became directors on the Effective Date. With the exception of Messrs. Gerard and Smyth, each of the other directors/nominees is an executive officer of the Company.

                                                      PRINCIPAL OCCUPATION AND
             NAME               AGE             OTHER INFORMATION CONCERNING NOMINEE
------------------------------  ---   --------------------------------------------------------
L. Donald Speer, II...........  47    L. Donald Speer, II has served as Chief Executive
                                      Officer and Chairman of the Board of the Company since
                                      the Effective Date and of ICC II from June 1994 to the
                                      Effective Date. From March 1991 through June 1994, Mr.
                                      Speer was the founder, Chairman of the Board, Chief
                                      Executive Officer and a director of ICC I, and managing
                                      general partner of ICP. Mr. Speer was President of ICC I
                                      from its inception through March 1994. From July 1986
                                      through January 1992, Mr. Speer was Chairman of the
                                      Board, Chief Executive Officer and a director of
                                      Southwest Gaming, Inc., which provided operating
                                      services for the Desert Oasis Indian Casino, a poker
                                      casino on the Cabazon Indian Reservation near Indio,
                                      California.
Arthur R. Pfizenmayer.........  51    Arthur R. Pfizenmayer has served as the Company's
                                      President and Chief Operating Officer since February
                                      1996. Prior thereto, Mr. Pfizenmayer has held several
                                      executive officer positions with the Company including
                                      Vice President, Corporate Development from July 1995 to
                                      February 1996 and Vice President, Corporate Security
                                      from the Effective Date to July 1995. From 1969 through
                                      January 1995, Mr. Pfizenmayer was an agent of the
                                      Federal Bureau of Investigation ("FBI"), serving most
                                      recently as supervisor and program manager for the
                                      Organized Crime Program, as well as supervisor of all
                                      organized crime investigations in the FBI's jurisdiction
                                      in Imperial County.
Andrew B. Laub................  44    Andrew B. Laub has served as Executive Vice President,
                                      Finance and Development of the Company since July 1995
                                      and Treasurer since the Effective Date. From the
                                      Effective Date to July 1995, Mr. Laub also held the
                                      position of Vice President. From September 1994 to the
                                      Effective Date, Mr. Laub was Vice President, Treasurer
                                      and a director of ICC II. From January 1994 through
                                      August 1994, he was self-employed as a financial
                                      consultant. From July 1987 through January 1994, Mr.
                                      Laub was Treasurer for Southwest Gas Corporation, a
                                      natural gas distribution utility.

                                                      PRINCIPAL OCCUPATION AND
             NAME               AGE             OTHER INFORMATION CONCERNING NOMINEE
------------------------------  ---   --------------------------------------------------------
G. Fritz Opel.................  53    G. Fritz Opel has served as Executive Vice President,
                                      Marketing and Consulting Services of the Company since
                                      June 1996. He served as Vice President, Marketing and
                                      Communications from October 1995 until June 1996. From
                                      July 1995 to October 1995, Mr. Opel was employed by the
                                      Company to coordinate the Company's marketing
                                      activities. From September 1993 through June 1995, Mr.
                                      Opel served as a consultant to the Sycuan Casino,
                                      located on the Sycuan Indian Reservation near San Diego,
                                      California, to other Indian tribes, and to the Company.
                                      From August 1989 through September 1993, Mr. Opel served
                                      as Director of Marketing for the Sycuan Casino.
Duane M. Eberlein.............  57    Duane M. Eberlein has served as Vice President and Chief
                                      Accounting Officer of the Company since the Effective
                                      Date. In July 1995, he also was named Chief Financial
                                      Officer of the Company and in September 1996, Secretary.
                                      Mr. Eberlein served as Vice President and Chief
                                      Accounting Officer and a director of ICC II from June
                                      1994 to the Effective Date. From February 1994 through
                                      June 1994, Mr. Eberlein was Controller for ICP. From
                                      July 1993 through February 1994, he was self-employed as
                                      a certified public accountant and a consultant. From
                                      January 1993 through June 1993, he was Controller for
                                      St. Charles Riverfront Station, Inc. owned by Station
                                      Casinos, Inc. in Las Vegas, Nevada. From January 1992
                                      through December 1992, he was Chief Financial Officer
                                      for Audio Communications, Inc. and National Sports
                                      Services, Inc. in Las Vegas, Nevada. From November 1991
                                      through January 1992, Mr. Eberlein performed consulting
                                      work and served as a lecturer in hotel accounting at the
                                      University of Nevada-Las Vegas. From February 1989
                                      through October 1991, he was Director of Construction
                                      Finance, Caesars Palace, Las Vegas.
Jana McKeag...................  45    Jana McKeag has served as a consultant to the Company
                                      from February to March 1996 and Vice President,
                                      Governmental Relations since April 1996. Prior to
                                      joining the Company, Ms. McKeag served from April 1991
                                      through December 1995 as a Commissioner on the National
                                      Indian Gaming Commission. From January through April
                                      1991, Ms. McKeag served as Director of Native American
                                      Programs for the U.S. Department of Agriculture and from
                                      April 1995 to December 1990, she held several senior
                                      management and policy level posts at the U.S. Department
                                      of the Interior including Assistant to the Assistant
                                      Secretary of Indian Affairs.
Forrest J. Gerard.............  71    Currently retired, Mr. Gerard was appointed by President
                                      Jimmy Carter in 1977 as the first Assistant Secretary
                                      for Indian Affairs, a position in which he was
                                      responsible for oversight and administration of the
                                      Bureau of Indian Affairs and the Office of Indian
                                      Education. Prior to his retirement in 1992, Mr. Gerard
                                      spent 12 years (from January 1980 to November 1992) as a
                                      public affairs and public relations consultant
                                      representing various Indian clients including tribes in
                                      Arizona, Minnesota, New Mexico, Oregon and Washington,
                                      as well as other clients in matters related to Indian
                                      affairs.

                                                      PRINCIPAL OCCUPATION AND
             NAME               AGE             OTHER INFORMATION CONCERNING NOMINEE
------------------------------  ---   --------------------------------------------------------
Cornelius E. ("Neil") Smyth...  70    Cornelius E. ("Neil") Smyth served as a director of ICC
                                      II from September 1994 to the Effective Date. Mr. Smyth
                                      is currently retired. From February 1990 through August
                                      1990, Mr. Smyth was a consultant in the gaming industry.
                                      From March 1989 through February 1990, he was President
                                      of Mexican operations of Caesars World International
                                      Inc. and from September 1983 through March 1989, Mr.
                                      Smyth was Executive Vice President of Latin American
                                      operations for Caesars World International Inc. From
                                      1981 through 1983, he was President of the Sands Hotel
                                      in Las Vegas. From 1970 through 1981, he was Chief
                                      Financial Officer and Senior Vice President of Caesars
                                      Palace in Las Vegas.

INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS WHO ARE NOT DIRECTOR NOMINEES

     The following table sets forth similar information as that provided for the director nominees with respect to the executive officers of the Company who are not director nominees.

                                                      PRINCIPAL OCCUPATION AND
             NAME               AGE        OTHER INFORMATION CONCERNING EXECUTIVE OFFICER
------------------------------  ---   --------------------------------------------------------
Bill C. Hammer................  49    Bill C. Hammer, Esq. was appointed Vice President and
                                      General Counsel of the Company in July 1995. From 1987
                                      until September 1995, Mr. Hammer has been a principal or
                                      shareholder in the Las Vegas law firms of Curran, Hammer
                                      & Parry (from August 1994 to September 1995), Nitz,
                                      Walton & Hammer (from 1989 to July 1994) and Schreck,
                                      Jones, Bernhard, Woloson & Godfrey (from 1987 to 1989).
Robert Regent.................  56    Robert Regent has served as Vice President, Casino
                                      Operations of the Company since February 1996. Prior
                                      thereto, from October 1995 to February 1996, Mr. Regent
                                      served as Director of Casino Operations for the Company
                                      primarily focusing on the Barona Casino. From May to
                                      October 1995, Mr. Regent served as Manager of the Barona
                                      Casino for the Barona Group of Capitan Grande Band of
                                      Mission Indians (the "Barona Tribe"), the principal
                                      client of the Company. Mr. Regent has held numerous
                                      positions with various casinos including Director of
                                      Gaming for the Gold Coast/Gold Shore Casino in Biloxi,
                                      Mississippi from February 1993 to May 1995; Assistant
                                      Casino Manager/Shift Manager for the Splash Casino in
                                      Tunica, Mississippi from September 1992 to February
                                      1993; and Pit Boss and Shift Manager for the Horseshoe
                                      Hotel & Casino in Las Vegas, Nevada from June 1988 to
                                      September 1992.

                    INFORMATION ABOUT THE BOARD OF DIRECTORS
                          AND COMMITTEES OF THE BOARD

MEETINGS OF THE BOARD AND ITS COMMITTEES

     The Board of Directors manages the business of the Company. It establishes overall policies and standards for the Company and reviews the performance of management. In addition, the Board has established an audit committee and a compensation committee whose functions are briefly described below. The Company has not established a nominating committee. The directors are kept informed of the Company's operations at meetings of the Board and its committees through reports and analyses and discussions with management.

     During the fiscal year ended June 30, 1996 (the "Fiscal Year" or "Fiscal 1996") the Board of Directors met on three occasions. In addition, the Board took action on several occasions by Unanimous Written Consent.

     Audit Committee. The principal duties of the Audit Committee are to (i) meet with the independent accountants to review and approve the scope of their audit engagement; (ii) meet with the Company's financial management personnel and independent accountants to review matters relating to internal accounting controls, the Company's accounting practices and procedures and other matters relating to the financial condition of the Company; and (iii) report to the Board periodically any recommendations the Audit Committee may have with respect to such matters. The current members of the Audit Committee are Cornelius E. ("Neil") Smyth, Forrest J. Gerard and Duane M. Eberlein. During the Fiscal Year, until their resignations as directors respectively in February 1996 and July 1996, Marsha Jones and Jonathan Ungar served on the Audit Committee together with Mr. Smyth. During the Fiscal Year, the Audit Committee held no meetings.

     Compensation Committee. The principal functions of the Compensation Committee are to evaluate (i) the performance of the Company's officers, including the Chief Executive Officer, and (ii) the recommendations of the Company's Chief Executive Officer with respect to performance and compensation of all the Company's officers, and thereafter to make recommendations to the Board relating to the Company's compensation plans and arrangements relating to such persons, including approval of loans to, or guaranteeing the obligations of, such officers. In October 1995, the scope of the Compensation Committee was expanded to include administering, and making compensation determinations under, all of the Company's then existing stock option plans. The current members of the Compensation Committee are Forrest J. Gerard and Cornelius E. ("Neil") Smyth. Prior to his resignation as a director in July 1996, Mr. Ungar served with Mr. Smyth on the Compensation Committee for the Fiscal Year. The Compensation Committee met four times during the Fiscal Year and acted by Unanimous Written Consent on several occasions.

     With the exception of L. Donald Speer, II, who attended two of the three Board of Directors' Meetings held during Fiscal 1996, each of the other incumbent directors who were directors during the Fiscal Year attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the Fiscal Year and (ii) the total number of meetings held by each committee of the Board on which such director served during the part of the Fiscal Year of his service.

COMPENSATION OF DIRECTORS

     During Fiscal 1996, the directors of the Company who also are employees of the Company received no additional compensation for their services as directors, and it is presently intended that this policy will continue. Non-employee directors of the Company receive for their services as directors $2,500 per meeting plus travel expenses incurred in connection with attendance at each Board of Directors' meeting. Non-employee directors are not compensated for telephonic meetings of the Board of Directors or committee meetings.

                       COMPENSATION OF EXECUTIVE OFFICERS

     Except as noted below, the following table discloses compensation paid by the Company during Fiscal 1996, the fiscal year ended June 30, 1995 ("Fiscal 1995"), and the six-month period ended June 30, 1994 ("Fiscal 1994") (following the end of the Company's January 1, 1993 to December 31, 1993 fiscal year, the Company moved from a December 31 to a June 30 fiscal year end) to (i) the Company's Chief Executive Officer during Fiscal 1996, (ii) the four most highly-compensated executive officers, other than the Chief Executive Officer, who were serving as executive officers at the end of Fiscal 1996, and (iii) Jack
R. Smith who served as the Company's President and Chief Operating Officer during part of Fiscal 1996 but resigned prior to the end of Fiscal 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM
                                                                                  COMPENSATION
                                                                                     AWARDS
                                               ANNUAL COMPENSATION                ------------
                                   --------------------------------------------    SECURITIES
                                                                   OTHER ANNUAL    UNDERLYING         ALL OTHER
            NAME AND                                               COMPENSATION   OPTIONS/SARS       COMPENSATION
       PRINCIPAL POSITION          YEAR   SALARY($)    BONUS($)       ($)(1)          (#)                ($)
---------------------------------  ----   ----------   ---------   ------------   ------------       ------------
L. Donald Speer, II..............  1996    $325,000    $100,000      $  8,553             --           $ 20,920(2)
  Chairman of the Board and        1995     325,000     131,681            --             --             56,624(3)
  Chief Executive Officer          1994      67,885          --        28,627             --                 --
Andrew B. Laub...................  1996     174,043          --        13,167        250,000(4)              --
  Executive Vice President,        1995     125,000       7,541        28,870             --                 --
  Finance and Development          1994          --          --            --             --                 --
  and Treasurer(5)
Arthur R. Pfizenmayer............  1996     162,460          --         6,339        300,000(6)              --
  President and Chief              1995      47,115          --         8,966             --                 --
  Operating Officer(7)             1994          --          --            --             --                 --
Duane M. Eberlein................  1996     150,000          --         3,905        100,000(8)              --
  Vice President, Chief            1995     150,000      15,688            --         27,838                 --
  Financial Officer(9)             1994      29,585          --            --             --                 --
Karol M. Schoen..................  1996     149,036          --        22,018        122,784(10)             --
  Vice President                   1995     125,000      14,596            --             --                 --
  and Secretary                    1994      34,808          --         9,833             --                 --
Jack R. Smith....................  1996     190,384          --            --             --             80,000(12)
  Former President and             1995     275,000          --        35,724             --                 --
  Chief Operating Officer(13)      1994      49,808          --        18,353             --                 --

---------------
 (1) The amounts disclosed in this column include:

       (a) L. Donald Speer, II -- In Fiscal 1996, the amount reflects tax gross-up payments related to automobile benefits. Perquisites provided to Mr. Speer in each of Fiscal 1996 and 1995 did not meet the disclosure threshold established by the SEC. In Fiscal 1994, the amount reflects payments attributable to perquisites. Included in such amount for Fiscal 1994 is $19,726 in rent and utilities attributable to housing for Mr. Speer; the remaining perquisites and related amounts do not meet the disclosure threshold established by the SEC.

       (b) Andrew B. Laub -- In Fiscal 1996, the amount reflects tax gross-up payments related to automobile and housing benefits. Perquisites provided to Mr. Laub in Fiscal 1996 did not meet the disclosure threshold established by the SEC. In Fiscal 1995, the amounts relate to perquisites. Of the total amount, $19,689 was attributable to payment of temporary housing and moving expenses and $8,188 related to an automobile allowance; the remaining perquisites and related amounts do not meet the disclosure threshold established by the SEC.

       (c) Arthur R. Pfizenmayer -- In Fiscal 1996, the amount reflects tax gross-up payments related to automobile benefits. Perquisites provided to Mr. Pfizenmayer in Fiscal 1996 did not meet the disclosure threshold established by the SEC. In Fiscal 1995, the amounts relate to perquisites. Of the total amount, $8,358 relates to an automobile allowance; the remaining perquisites and related amounts do not meet the disclosure threshold established by the SEC.

                                     (Footnotes continued on the following page)

(Footnotes continued from the preceding page)
---------------
       (d) Duane M. Eberlein -- In Fiscal 1996, the amount reflects tax gross-up payments related to automobile benefits. Perquisites provided to Mr. Eberlein in Fiscal 1996 and Fiscal 1995 did not meet the disclosure threshold established by the SEC. In Fiscal 1994, perquisites provided to Mr. Eberlein did not meet the disclosure threshold established by the SEC.

       (e) Karol M. Schoen -- In Fiscal 1996, the amount reflects tax gross-up payments related to automobile benefits in the amount of $6,593 and payments related to perquisites in the amount of $15,425. The amounts attributable to perquisites include a $13,475 automobile allowance; the remaining perquisites and related amounts do not meet the disclosure threshold established by the SEC. Perquisites provided to Ms. Schoen in Fiscal 1995 did not meet the disclosure threshold established by the SEC. In Fiscal 1994, all amounts reflect perquisites provided to Ms. Schoen by the Company. The amounts attributable to perquisites in Fiscal 1994 include $4,200 in rent for housing, an automobile allowance of $3,012 and $2,621 in paid medical costs.

       (f) Jack R. Smith -- In Fiscal 1996, the year Mr. Smith ceased to be employed by the Company, perquisites provided to Mr. Smith did not meet the disclosure threshold established by the SEC. In Fiscal 1995 and Fiscal 1994 all amounts reflect perquisites provided to Mr. Smith by the Company. The amounts attributable to perquisites in Fiscal 1995 include a cash payment of $20,900 in lieu of life insurance and an automobile allowance in the amount of $13,284; the remaining perquisites and related amounts do not meet the disclosure threshold established by the SEC. The amounts attributable to perquisites in Fiscal 1994 include $12,900 in rent and utilities payment for housing and $5,453 in paid medical costs.

 (2) The Fiscal 1996 amounts include the term life portion ($3,900) and the non-term portion ($17,020) of the premiums for split-dollar life insurance.

 (3) The Fiscal 1995 amounts include the term life portion ($3,400) and the non-term portion ($53,224) of the premiums for split-dollar life insurance.

 (4) During Fiscal 1996, options to purchase 250,000 shares of Common Stock at an exercise price of $5.34 per share were cancelled and were replaced by options to purchase 250,000 shares of Common Stock at $3.50 per share.

 (5) Mr. Laub joined the Company in September 1994.

 (6) During Fiscal 1996, options to purchase 175,000 shares of Common Stock at an exercise price of $5.34 per share were cancelled and were replaced by options to purchase 175,000 shares of Common Stock at $3.50 per share.

 (7) Mr. Pfizenmayer joined the Company in July 1995.

 (8) During Fiscal 1996, an option to purchase 72,162 shares of Common Stock at an exercise price of $5.34 per share was cancelled and was replaced by a grant of an option to purchase 72,162 shares of Common Stock at $3.50 per share.

 (9) Mr. Eberlein joined the Company in February 1994.

(10) During Fiscal 1996, an option to purchase 122,784 shares of Common Stock at an exercise price of $5.34 per share was cancelled and was replaced by an option to purchase 122,784 shares of Common Stock at $3.50 per share.

(11) Ms. Schoen ceased to be an executive officer and a director of the Company, effective August 1, 1996.

(12) In February 1996, the Company accrued $80,000 attributable to severance benefits payable to Mr. Smith pursuant to a severance agreement with the Company. As of June 30, 1996, the Company had paid severance benefits to Mr. Smith in the amount of $53,677. Also see "Transactions with Management and Others," herein.

(13) Mr. Smith ceased to be an executive officer and a director of the Company, effective February 23, 1996.

STOCK OPTIONS

     Stock Option Grants. During Fiscal 1996, no stock options or SARs were granted to the Company's Chief Executive Officer. Stock options were awarded in Fiscal 1996 to certain of the other Named Executive Officers in the amounts and with the terms indicated in the following table:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                INDIVIDUAL GRANTS
                                        ------------------------------------------------------------------
                                                                  % OF TOTAL
                                                                 OPTIONS/SARS     EXERCISE
                                        NUMBER OF SECURITIES      GRANTED TO       OR BASE
                                        UNDERLYING OPTIONS/      EMPLOYEES IN       PRICE       EXPIRATION
                 NAME                     SARS GRANTED (#)       FISCAL YEAR      ($/SH)(1)        DATE
--------------------------------------  --------------------     ------------     ---------     ----------
Andrew B. Laub........................         250,000(2)            15.2%          $3.50         02/14/06
Arthur R. Pfizenmayer.................         175,000(3)            10.6%           3.50         02/14/06
                                               125,000(4)             7.6%           3.50         02/14/06
Duane M. Eberlein.....................          72,162(5)             4.4%           3.50         02/14/06
                                                27,838(4)             1.7%           3.50         02/14/06
Karol M. Schoen.......................         122,784(5)             7.5%           3.50         05/01/97

---------------
(1) All options were granted at the market price on the date of grant.

(2) Options granted on February 14, 1996 replacing nonstatutory options granted on October 26, 1995 with an exercise price of $5.34 per share. Includes 140,000 incentive stock options and 110,000 nonstatutory stock options, of which 20% vest on August 14, 1996, 20% vest on January 1, 1997, and the remainder vest pro rata over a three-year period commencing January 1, 1997.

(3) Options granted on February 14, 1996 replacing nonstatutory options granted on October 26, 1995 with an exercise price of $5.34 per share. Includes 140,000 incentive stock options and 35,000 nonstatutory stock options, of which 20% vest on August 14, 1996, 20% vest on January 1, 1997, and the remainder vest pro rata over a three-year period commencing January 1, 1997.

(4) All nonstatutory stock options, which vest pro rata over a five-year period commencing on February 14, 1996, the date of grant.

(5) Options granted on February 14, 1996 replacing nonstatutory options granted on October 26, 1995 with an exercise price of $5.34 per share. All incentive stock options, of which 20% vest on August 14, 1996, 20% vest on January 1, 1997, and the remainder vest pro rata over a three-year period commencing January 1, 1997.

     Option Exercises/Fiscal Year End Value. During Fiscal 1996, none of the Named Executive Officers, including the Chief Executive Officer, exercised any stock options or SARs. None of the Named Executive Officers, including the Chief Executive Officer, holds SARs. As of June 30, 1996, the Chief Executive Officer held no stock options. The following table includes the number of shares of Common Stock covered by both exercisable and unexercisable stock options as of June 30, 1996 for the Named Executive Officers who hold options:

 AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUE

                                                NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                               UNDERLYING UNEXERCISED         IN-THE-MONEY OPTION/SARS
                                              OPTIONS/SARS AT FY-END(#)          AT FY-END($)(1)(2)
                                             ---------------------------     ---------------------------
                     NAME                    EXERCISABLE   UNEXERCISABLE     EXERCISABLE   UNEXERCISABLE
    ---------------------------------------  -----------   -------------     -----------   -------------
    Andrew B. Laub.........................     50,000        200,000          $12,500        $50,000
    Arthur R. Pfizenmayer..................     35,000        265,000            8,750         66,250
    Duane M. Eberlein......................     42,270         85,568           80,163         21,392
    Karol M. Schoen........................     24,557         98,227            6,139         24,557

---------------
(1) Represents the positive difference between $3.75, the closing price of the Common Stock on June 28, 1996 (the last stock trading day of Fiscal 1996) and the exercise price of the options.

(2) Excludes the value of all unexercised options for which the fair market value of the Common Stock on June 28, 1996 was less than or equal to the exercise price of the options.

     Compensation Committee Report on Repricing Transaction. On February 14, 1996, the Compensation Committee of the Board of Directors of the Company, cancelled (with the optionees' consent) nonstatutory options to purchase 1,195,468 shares of Common Stock, each at an exercise price of $5.34 per share, the fair market value of a share of Common Stock on October 26, 1995, the date of grant, held by fourteen key employees and one consultant and granted replacement options to the same optionees with an exercise price of $3.50 per share, the fair market value of a share of Common Stock on the date of grant. In taking such action, the Compensation Committee focused primarily on the fact that the options granted on October 26, 1995 were intended to serve as a significant component of overall compensation paid to such key employees and consultant; however, due to a decrease in the market value after the date of grant, the amount of compensation benefit was considerably less than intended. Accordingly, the Compensation Committee took such action to provide such optionees with the compensation benefit closer to the one originally intended. The new option grants, to the extent permissible under applicable Federal income tax regulations, were granted as incentive stock options (with the remainder being granted as nonstatutory options) with vesting to occur in five installments, 20% on August 14, 1996, 20% on January 1, 1997 and the remainder on a pro rata basis over a three year period commencing January 1, 1997. The Compensation Committee's decision and rationale to cancel the "underwater options" previously granted on October 26, 1995 and grant replacement options applied equally to all persons who were granted options on October 26, 1995 including the following Named Executive Officers: Andrew B. Laub, Arthur R. Pfizenmayer, Duane M. Eberlein and Karol M. Schoen. See the table above entitled "Option/SAR Grants in the Last Fiscal Year" for a description of the cancelled options and the replacement options granted to the Named Executive Officers.

EMPLOYMENT CONTRACTS WITH CERTAIN NAMED EXECUTIVE OFFICERS

     In connection with the employment of Arthur R. Pfizenmayer, the Company's President and Chief Operating Officer, the Company has guaranteed a minimum annual compensation of $125,000 for two years commencing February 1, 1995.

CHANGE OF CONTROL ARRANGEMENTS

     In connection with the Merger, the Company assumed all of the obligations of the ICC II 1994 Stock Option Plan (the "ICC II Plan") with respect to outstanding and vested stock options which had been granted under the ICC II Plan prior to the Merger. The ICC II Plan contains a change in control provision providing that the stock option committee under such plan may, in its sole discretion and upon such terms as it may establish, allow for acceleration of all or a portion of the options outstanding under the ICC II Plan to the extent not previously exercised or assumed by any successor corporation or its parent corporation at the time of
(i) a merger, consolidation or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state of the Company's incorporation; (ii) a sale, transfer or other disposition of all or substantially all of the assets of the Company; or (iii) any other corporate reorganization or business combination in which greater than 50% of the Company's outstanding voting stock is transferred to different holders in a single transaction or a series of related transactions.

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

     In March 1996, the Company entered into an agreement to repurchase 1,908,865 shares of Common Stock and an outstanding option to purchase 894,780 shares of Common Stock from Jack R. Smith, a former executive officer, director, and principal shareholder for consideration totaling $1,400,000 and continued benefits for the three-year period ended February 1999 in the approximate amount of $80,000. The purchase price of the Common Stock consisted of a $500,000 cash payment and issuance of a $900,000, 7% unsecured promissory note, payable in three equal installments of principal and interest of $342,947. In addition, if the Common Stock reaches certain levels during measurement periods prior to March 1998 and 1999, Mr. Smith will be entitled to up to $250,000 for each measurement period. See "Compensation of Executive Officers -- Summary Compensation Table," herein.

     In September 1996, pursuant to a Stock Purchase and Settlement and Release Agreement, dated September 27, 1996 (the "Stock Purchase Agreement"), by and among Jonathan Ungar, Alan Henry Woods, and the Company, the Company purchased 3,424,913 shares of Common Stock, from Mr. Ungar, a former non-employee director of the Company, and 3,353,331 shares of Common Stock from Mr. Woods. The terms of the Stock Purchase Agreement include (i) a cash payment of $200,000 upon closing; (ii) the issuance of unsecured promissory notes in the principal amount of $3,500,000, with interest at a rate of 10% per annum, payments of interest only for the first three years, followed by three equal annual installments of principal repayment, with interest on the remaining balance, commencing September 30, 1997; (iii) a contingent obligation (the "Initial Contingent Obligations") to issue a total of $9,856,488 in unsecured promissory notes ($4,981,276 in principal amount to Mr. Ungar and $4,875,212 in principal amount to Mr. Woods) including $2,000,000 in principal amount of notes each year for four years, and $1,856,488 in principal amount of notes to be issued in a fifth year, each note with interest at 10% per annum, payments of interest only for the first three years, followed by three equal annual installments of principal plus interest on the remaining principal balance; and (iv) another contingent obligation to issue an additional $3,000,000 principal amount ($1,515,000 to Mr. Ungar, $1,485,000 to Mr. Woods) in unsecured promissory notes (or cash, if the Company has closed a firm commitment underwritten public offering of securities of not less than $35 million prior to the contingencies being met) when and if certain conditions are met, with interest at the then "preferred" or "prime" rate of interest charged to the Company by the Company's principal bank, with interest only for three years from the date of issuance, followed by two equal annual installments of principal, plus interest on the remaining balance.

     The obligations to issue the Initial Contingent Obligations (i.e., $2,000,000 in notes for four years and $1,856,488 in notes for a fifth year) are contingent upon the Company's retained earnings balance being at least $4,000,000 for the fiscal year ending immediately prior to the date the notes are to be issued. Dividends paid by the Company and certain other payments, if any, are to be added back to the retained earnings balance for purposes of this contingency calculation. The period for determining the Company's obligation to issue each of the $2,000,000 and $1,856,488 in principal amount of notes is an eight year period commencing with the fiscal year ending June 30, 1997. If the $4,000,000 retained earnings test is not met in one year, the Company is not obligated to issue the notes in that year. However, the test is to be made each year for eight successive years commencing with the fiscal year ending June 30, 1997, but each year can be used only once during the eight year period, and only five out of the eight years may be used. The Second Contingent Obligation is subject to the following conditions: (i) the Barona Tribe enters into a Class III Gaming Compact (the "Compact") with the State of California which permits the operation of video gaming machines at the Barona Casino; (ii) at the time that the Barona Tribe enters into the Compact, the Company has a consulting agreement or similar contractual arrangement with the Barona Tribe; and (iii) consulting fees paid to the Company by the Barona Tribe relating to the Barona Casino for any consecutive 12-month period within five years after the Barona Tribe has entered into the Compact, equals or exceeds one and one-half times such consulting fees for the year ended June 30, 1996. The Company intends to record as an additional cost of the repurchase of its common stock each contingent obligation as each contingency is met. All payments pursuant to the Stock Purchase Agreement are further subject to compliance with certain state law provisions and the Articles concerning repurchase transactions.

     During Fiscal 1995, a payment of $193,000 was made to Alan Woods, a shareholder of the Company, for market research consulting services with respect to overseas markets which were provided over the course of the six month period ended June 30, 1995, pursuant to a verbal agreement with the Company.

     During Fiscal 1995, the Company made payments totaling $357,511 to Alan Woods, a shareholder of the Company, and $357,511 to Jonathan Ungar, a shareholder and a director of the Company, representing the remaining balance of debt owed by the Company to EEP, of which Messrs. Woods and Ungar were the sole partners, in connection with the Roll-up Transactions. See "Security Ownership of Certain Beneficial Owners and Management -- Change in Control of the Company," herein.

     In the opinion of management, the terms of the above-described transactions are fair and reasonable and as favorable to the Company as those which could have been obtained from unrelated third parties at the time of their execution.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the Fiscal Year and except as disclosed in the table below, the Company's officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements:

                                                                      LATE FILED            NO. OF TRANSACTIONS
             PERSON                  RELATIONSHIP TO COMPANY       SEC. 16(A) REPORT           REPORTED LATE
--------------------------------  -----------------------------    -----------------     --------------------------
Andrew B. Laub..................  Executive Vice President,              Form 5          1 stock option grant
                                  Treasurer and Director
Arthur R. Pfizenmayer...........  President, Chief Operating             Form 5          1 stock option grant
                                  Officer and Director
Jana McKeag.....................  Vice President and Director            Form 3          Appointment as a director
                                                                         Form 5          1 stock option grant

            APPROVAL OF 1996 NONEMPLOYEE DIRECTORS STOCK OPTION PLAN

                                   PROPOSAL 2

     The Board of Directors has directed the submission to a vote of the shareholders a proposal to ratify and approve the 1996 Nonemployee Directors Stock Option Plan (the "Nonemployee Directors' Plan" or the "Plan").

     The Board intends to cause the shares of Common Stock to be issued under the Nonemployees Directors' Plan to be registered on a Form S-8 Registration Statement to be filed with the SEC (and, if deemed appropriate under the circumstances, a separate prospectus for the resale of such shares of Common Stock, by affiliates of the Company also will be filed) at the Company's expense.

     The Nonemployees Directors' Plan is set forth in full as Appendix "A" to this Proxy Statement and is summarized below. Such summary is not intended to be complete and reference should be made to Appendix "A" for a complete statement of the terms and provisions of the Nonemployees Directors' Plan.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE COMPANY'S NONEMPLOYEE DIRECTORS' PLAN. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF SHARES OF COMMON STOCK, PRESENT IN PERSON OR REPRESENTED BY PROXY AND ENTITLED TO VOTE ON THE PROPOSAL IS REQUIRED FOR APPROVAL OF THIS PROPOSAL.

PURPOSE AND ADOPTION

     The purpose of the Nonemployee Directors' Plan is to attract, retain and compensate highly qualified individuals who are not current employees of the Company to serve as members of the Board of Directors and to enable them to increase their ownership of shares of Common Stock. The Nonemployee Directors' Plan allows these directors to have a greater personal financial stake in the Company through the ownership of Common Stock, in addition to underscoring their common interest and identification with shareholders in increasing the value of Common Stock. The Nonemployee Directors' Plan was adopted by the Board of Directors on September 16, 1996, subject to shareholder approval. The effective date of the Plan shall be the date of the shareholders' meeting at which this Plan is approved.

PLAN LIMITS

     The Company's Nonemployee Directors' Plan provides for the granting of stock options for up to an aggregate of 100,000 shares of Common Stock. This limit is subject to adjustments as provided in the Nonemployee Directors' Plan for stock splits, stock dividends, recapitalizations and other similar events. The shares of Common Stock covered by the Nonemployee Directors' Plan may be shares of original issue or shares held in treasury or a combination thereof. In the event that any option granted under the Plan shall terminate, expire, or, with the consent of the optionee, be canceled as to any shares of Common Stock, without having been exercised in full, new options may be granted with respect to such shares without again being charged against the maximum share limitations.

AWARDS

     Each Nonemployee Director elected at the Annual Meeting who was in office immediately prior to the Annual Meeting will be granted an option to purchase 10,000 shares of Common Stock automatically on the date of the Annual Meeting if the Nonemployee Directors' Plan is approved by the shareholders at the Annual Meeting.

     Each Nonemployee Director who first becomes a member of the Board at or after the date of the Annual Meeting will be granted an option to purchase 10,000 shares of Common Stock automatically on the date of his or her election to the Board of Directors if the Plan is approved by the shareholders.

     Each Nonemployee Director will be granted an option to purchase 5,000 additional shares of Common Stock automatically each year on the day of the Company's annual meeting of shareholders at which such Nonemployee Director is elected, commencing with the Annual Meeting, if the shareholders approve the Nonemployees Directors' Plan.

     Options granted under the Nonemployee Directors' Plan are not intended to qualify under Section 422 of the Internal Revenue Code, as in effect from time to time (the "Code").

ELIGIBILITY

     All members of the Company's Board of Directors who are not current employees of the Company or any of its subsidiaries at the time of the option award are eligible to participate in the Nonemployee Directors' Plan.

EXERCISE PRICE AND PAYMENT

     The exercise price per share of Common Stock for which each option is exercisable is equal to 100% of the fair market value of a share of Common Stock as of the date such option is granted. Such fair market value will be (i) the closing price of the Common Stock on such date, if available, or, if there are no sales of the Common Stock on such date or if a closing sales price is not available, (ii) the average of the "bid" and "asked" prices of Common Stock on such date as reported by The Nasdaq Stock Market or any national securities exchange on which the Common Stock is then traded or any other generally recognized over-the-counter trading or quotation service if the Common Stock is traded in the over-the-counter market, or if (i) or (ii) are not available, the fair market value on such date as determined by the Nonemployee Directors' Plan

Committee in accordance with applicable law and regulations. As of the Record Date, the closing sale price of the Common Stock, as reported by The Nasdaq Stock Market, was $4.00 per share.

     Common Stock purchased upon the exercise of options shall be paid for by the optionee (i) in cash (including check, bank draft, or money order, or wire or other transfer of funds, or advice of credit to the Company), (ii) in shares of Common Stock with a fair market value equal to the purchase price or (iii) a combination of cash and shares of Common Stock which in the aggregate are equal in value to such purchase price. All grants will provide for a deferred payment of the purchase price from the proceeds of sale through a bank or broker on the date of exercise of some or all of the shares of Common Stock to which the exercise relates.

VESTING

     Except in the case of cessation of service as described below, each option granted to a Nonemployee Director shall be exercisable in full six months following the date of grant. Each option granted under the Nonemployee Directors' Plan will expire 10 years from the date of grant and will be subject to earlier termination as described below. If a Nonemployee Director subsequently becomes an employee of the Company while remaining a member of the Board of Directors, any options held under the Nonemployee Directors' Plan by such individual at the time of such commencement of employment will not be affected thereby.

CESSATION OF SERVICE

     Except as provided in the Nonemployee Directors' Plan, no option will be exercisable after the date of cessation of an optionee's service as a Director of the Company. Upon the death of an optionee at any time, all of the then outstanding options of such optionee will become immediately exercisable. If an optionee's service ceases for any reason, exercisable options may be exercised by the optionee within one year after such cessation of service. If an optionee dies within such one-year period, or if cessation of his or her service is due to such optionee's death, such options may be exercised at any time within one year after such death by the optionee's executor or administrator or by his or her distributee to whom such options may have been transferred by will or by the laws of descent and distribution. In no event may an option be exercised beyond its expiration date.

ADMINISTRATION

     The Nonemployee Directors' Plan is administered by a committee consisting of all Directors who are not eligible to participate in the Nonemployee Directors' Plan and the Chief Financial Officer of the Company (the "Nonemployee Directors' Plan Committee"). Subject to the provisions of the Nonemployee Directors' Plan, the Nonemployee Directors' Plan Committee is authorized to interpret the Nonemployee Directors' Plan, to establish, amend and rescind any rules and regulations relating to the Nonemployee Directors' Plan, and to make all other determinations necessary or advisable for the administration of the Nonemployee Directors' Plan. The Nonemployee Directors' Plan Committee has no discretion with respect to the eligibility or selection of Directors to receive options under the Nonemployee Directors' Plan, the times at which options will be granted or will become exercisable, the number of shares subject to any such options or the Nonemployee Directors' Plan, or the purchase price thereunder, except for adjustments as described below. The Nonemployee Directors' Plan Committee does not have the authority to take any action or make any determination that would materially increase the benefits accruing to participants under the Nonemployee Directors' Plan.

TRANSFERABILITY

     Options granted pursuant to the Nonemployee Directors' Plan will not be transferable by a Nonemployee Director other than by will or the laws of descent and distribution or a qualified domestic relations order.

ADJUSTMENTS

     The Nonemployee Directors' Plan Committee is required to make or provide for adjustments in (i) the option price; (ii) the number or kind of shares or other securities covered by outstanding options; (iii) the number or kind of shares of the Company's capital stock or other securities which may be acquired pursuant to options granted under the Plan; and (iv) the number of such securities to be awarded to each optionee as the Nonemployee Directors' Plan Committee in its sole discretion, exercised in good faith, determines is equitably required to prevent dilution or enlargement of rights of optionees that would otherwise result from (a) any stock dividend, stock split, combination of shares, issuance of rights or warrants to purchase stock, spin-off, recapitalization or other changes in the capital structure of the Company, (b) any merger, consolidation, reorganization or partial or complete liquidations, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Nonemployee Directors' Plan Committee may provide in substitution for any or all outstanding options under the Nonemployee Directors' Plan such alternative consideration (including securities of another issuer) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all options so replaced. In such case, such substitution of securities shall not require the consent of any person who is granted options pursuant to the Plan. The determination of the Nonemployee Directors' Plan Committee as to what adjustments will be made, and the extent thereof will be final, binding and conclusive.

AMENDMENT, SUSPENSION OR TERMINATION OF THE NONEMPLOYEE DIRECTORS' PLAN

     The Board of Directors at any time and from time to time may amend, suspend or terminate the Nonemployee Directors' Plan. However, no amendment to the Plan may increase the number of shares of Common Stock which may be granted pursuant to the Plan without the approval of a majority of the total votes cast by shareholders in person or by proxy on such proposal to amend the Plan. Without the written consent of the optionee, no amendment, suspension or termination of the Nonemployee Directors' Plan can adversely affect any option previously granted under the Nonemployee Directors' Plan, but it will be conclusively presumed that any adjustment as described above does not adversely affect any such right.

     The Nonemployee Directors' Plan will terminate at such time as all of the shares of Common Stock authorized under the Nonemployee Directors' Plan have been granted. In the event that at any future grant date, the aggregate number of options to be granted at such time exceed the remaining options available under the Nonemployee Directors' Plan as determined in accordance with the Nonemployee Directors' Plan, the remaining options available will be granted on a pro rata basis among each Nonemployee Director. Termination of the Nonemployee Directors' Plan, however, will not affect outstanding options which have been granted prior to such termination, and all unexpired options will continue in full force and operation after termination of the Nonemployee Directors' Plan, except as they lapse or terminate by their own terms and conditions. The terms of the Nonemployee Directors' Plan will continue to apply to such options.

PLAN BENEFITS

     Each of Forrest J. Gerard and Cornelius E. ("Neil") Smyth, the only current Nonemployee Directors of the Company and only Nonemployee Director/nominees for election at the Annual Meeting, will, pursuant to the Nonemployee Directors' Plan, be granted options to purchase 10,000 and 5,000 shares of Common Stock if the Plan is approved by shareholders at the Annual Meeting and an option to purchase an additional 5,000 shares of Common Stock following each annual meeting date thereafter that they are elected as Nonemployee Directors.

                               NEW PLAN BENEFITS

                                            NUMBER OF
                                            SECURITIES
                NAME OF                     UNDERLYING
              NONEMPLOYEE                    OPTIONS
                DIRECTOR                     GRANTED       DATE OF GRANT          EXERCISE PRICE        EXPIRATION DATE
----------------------------------------    ---------   --------------------    ------------------    -------------------
Forrest J. Gerard.......................      15,000    Annual Meeting Date     FMV of Common         10 years after
                                                                                Stock on the Date     Grant Date
                                                                                of Grant
Cornelius E. ("Neil") Smyth.............      15,000    Annual Meeting Date     FMV of Common         10 years after
                                                                                Stock on the Date     Grant Date
                                                                                of Grant

     If the Plan had been adopted by the shareholders at the Company's 1995 Annual Meeting of Shareholders held on November 30, 1995, Mr. Smyth would have received options to purchase 10,000 and 5,000 shares of Common Stock on November 30, 1995, each with an exercise price of $3.75 per share, the closing sale price of a share of Common Stock on that date. In light of the fact that the closing sale price of a share of Common Stock on June 28, 1996 (the last stock trading day of Fiscal 1996) was $3.75 per share, Mr. Smyth would not have had a positive difference between the exercise price of such options and the closing sale price at Fiscal 1996 year-end.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of certain of the Federal income tax consequences of certain transactions under the Nonemployee Directors' Plan described above. This summary is not intended to be complete and does not describe state or local tax consequences.

     Tax Consequences to Participants. In general, (i) no income will be recognized by an optionee at the time a Nonemployee Director option is granted;
(ii) at the time of exercise of a Nonemployee Director option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of a Nonemployee Director option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held. In limited circumstances where the sale of stock received as a result of a grant or award could subject a Director to suit under Section 16(b) of the Exchange Act, the tax consequences to the Director may differ from the tax consequences described above. In these circumstances, unless a special election under Section 83(b) of the Code has been made, the principal difference (in cases where the Nonemployee Director would otherwise be currently taxed upon his receipt of the stock) usually will be to postpone valuation and taxation of the stock received so long as the sale of the stock received could subject the Nonemployee Director to suit under Section 16(b) of the Securities and Exchange Act of 1934, but no longer than six months.

     Tax Consequences to the Company or Subsidiary. To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation.

                  RELATIONSHIP OF THE COMPANY WITH INDEPENDENT
                               PUBLIC ACCOUNTANTS

     Selection of Accountants. The Board of Directors selected the firm of Grant Thornton LLP ("Grant Thornton"), independent certified public accountants, as auditors for Fiscal 1996 and have selected such firm to act as auditors for the fiscal year ending June 30, 1997. Representatives of Grant Thornton are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     Change in Accountants. During Twin Creek's fiscal year ended September 30, 1994, and the subsequent period up to the Effective Date, Twin Creek's firm of independent accountants was Tanner + Company. Immediately following the Merger, the Board of Directors of the Company dismissed Tanner + Co. and appointed Grant Thornton as the Company's firm of independent accountants for future periods. At the time of the Merger, Grant Thornton also was engaged by ICP II as its independent accounting firm for the fiscal year ended June 30, 1995. Tanner + Co. is referred to herein as the "Prior Accountant."

     No adverse opinion or disclaimer of opinion was included in the Prior Accountant's reports during the Company's two most recent fiscal years or, within the past two calendar years, or any other fiscal period (respectively, the "Applicable Period"). In addition, no opinion of the Prior Accountant was qualified or modified as to uncertainty, audit scope or accounting principles during the Applicable Period. During the Applicable Period, Twin Creek (prior to the Merger) and the Company (from the time of the Merger) did not have any disagreements with its Prior Accountant as to matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of the Prior Accountant, would have caused it to make reference to such disagreement in connection with its report. The Prior Accountant has been provided a copy of the disclosures under this caption and has furnished a letter addressed to the Securities and Exchange Commission indicating agreement with the foregoing.

                             SHAREHOLDER PROPOSALS

     Shareholders of the Company who intend to submit proposals to the Company's shareholders at the annual meeting of shareholders to be held in 1997 must submit such proposals to the Company no later than June 30, 1997, in order for them to be included in the Company's proxy materials for such meeting. Shareholder proposals should be directed to the attention of the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement.

                                 ANNUAL REPORT

     A COPY OF THE ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR (THE "FORM 10-KSB"), INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13A-1 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, MAY BE OBTAINED BY EACH SHAREHOLDER OF RECORD (AND EACH BENEFICIAL HOLDER) ON THE RECORD DATE, WITHOUT CHARGE. COPIES OF EXHIBITS TO THE FORM 10-KSB ARE AVAILABLE, BUT A REASONABLE FEE WILL BE CHARGED TO A SHAREHOLDER REQUESTING EXHIBITS. ALL SUCH REQUESTS SHOULD BE MADE IN WRITING TO THE COMPANY AT THE ADDRESS OF THE COMPANY SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT,
ATTENTION: MR. DUANE M. EBERLEIN, VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY.

                                          By Order of the Board of Directors,
                                          [SIG]
                                          Duane M. Eberlein
                                          Secretary

La Jolla, California
Dated: October 28, 1996

                                                                      APPENDIX A

                           INLAND CASINO CORPORATION

                  1996 NONEMPLOYEE DIRECTORS STOCK OPTION PLAN

SECTION 1.  PURPOSE.

     The purpose of the Inland Casino Corporation 1996 Nonemployee Directors Stock Option Plan (the "Plan") is to attract, retain and compensate highly qualified individuals to serve as members of the Board of Directors who are not current employees of Inland Casino Corporation (the "Company") and to enable them to increase their ownership of shares of common stock, par value $.001 per share, of the Company ("Common Stock"). The Plan will be beneficial to the Company and its shareholders since it will allow these directors to have a greater personal financial stake in the Company through the ownership of Common Stock, in addition to underscoring their common interest and identification with shareholders in increasing the value of Common Stock.

SECTION 2.  SHARES SUBJECT TO PLAN.

     The total number of shares of Common Stock with respect to which options may be granted under the Plan shall not exceed 100,000 (as adjusted pursuant to Section 7 hereof). Shares issued upon exercise of options granted under the Plan may be either authorized and previously unissued shares, issued shares which have been reacquired by the Company, or any combination thereof. In the event that any option granted under the Plan shall terminate, expire or, with the consent of the optionee, be cancelled as to any shares of Common Stock, without having been exercised in full, new options may be granted with respect to such shares without again being charged against the maximum share limitations set forth above in this Section 2.

SECTION 3.  ADMINISTRATION.

     The Plan shall be administered by a committee consisting of all directors who are not eligible to participate in the Plan and the Chief Financial Officer of the Company (the "Committee"). Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee shall have no discretion with respect to the eligibility or selection of directors to receive options under the Plan, the times at which options shall be granted or shall become exercisable, the number of shares subject to any such options or the Plan, or the purchase price thereunder, except for adjustments as described in Section 7. The Committee shall not have the authority to take any action or make any determination that would materially increase the benefits accruing to participants under the Plan. The determination of the Committee in the administration of the Plan, as described herein, shall be final and conclusive and binding upon all persons, including, without limitation, the Company, its shareholders and persons granted options under the Plan. The Secretary of the Company shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes hereof. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the internal substantive laws of the State of Utah.

SECTION 4.  ELIGIBILITY.

     All members of the Company's Board of Directors who are not current employees of the Company or any of its subsidiaries at the time of the option award ("Nonemployee Directors") are eligible to participate in the Plan.

SECTION 5.  OPTION AWARDS.

     (a) Initial Awards. Each Nonemployee Director who was in office immediately prior to the meeting at which the shareholders of the Company approve this Plan and continues in office immediately after the meeting at which the shareholders of the Company approve this Plan shall be granted an option to purchase 10,000 shares of Common Stock. Such option shall be granted on the date of the shareholders' meeting at which this Plan is approved (the "Effective Date").

     (b) Future Awards. (i) Each Nonemployee Director who first becomes a member of the Board at the meeting at which the shareholders of the Company approve this Plan or after the Effective Date shall be granted an option to purchase 10,000 shares of Common Stock (as adjusted pursuant to Section 7 hereof) automatically on the date of his or her election to the Board of Directors.

          (ii) Each Nonemployee Director shall be granted an option to purchase 5,000 shares of Common Stock (as adjusted pursuant to Section 7 hereof) automatically effective on the date of each of the Company's Annual Meeting of Shareholders, commencing on the Effective Date, at which such Nonemployee Director is elected a Nonemployee Director.

     (c) Nonstatutory Stock Options. All options granted under the Plan shall be nonstatutory options not intended to qualify under Section 422 of the Internal Revenue Code, as in effect from time to time (the "Code"). Each option granted under the Plan shall provide that such option shall not be treated as an "incentive stock option," as that term is defined in Section 422(b) of the Code.

SECTION 6.  TERMS AND CONDITIONS OF OPTIONS.

     All options granted under the Plan shall be evidenced by stock option agreements in writing (hereinafter referenced to as "option agreements"), in such form as the Committee may from time to time approve, executed on behalf of the Company by the Chairman of the Board or the President of the Company. Each option agreement shall be subject to the Plan, and, in addition to such other terms and conditions as the Committee may deem desirable, shall provide in substance as follows:

     (a) Purchase Price. The purchase price per share of Common Stock for which each option is exercisable shall be equal to 100% of the fair market value of a share of Common Stock as of the date such option is granted ("Fair Market Value"). Such Fair Market Value shall be, for any date, (i) the closing price of the Common Stock on such date, if available, or, if there are no sales of the Common Stock on such date or if a closing sales price is not available, (ii) the average of the "bid" and "asked" prices of Common Stock on such date, in each case as reported by The Nasdaq Stock Market or any national securities exchange on which the Common Stock is then traded or any other generally recognized over-the-counter trading or quotation system if the Common Stock is traded in the over-the-counter market or if (i) or (ii) are not available, the fair market value on such date as determined by the Committee in accordance with applicable law and regulations. The option price shall be subject to adjustment as provided in Section 7 hereof.

     (b) Exercisability and Terms of Options. Subject to Section 6(c) hereof, each option granted pursuant to Sections 5(a) and 5(b) hereof shall be exercisable in full six months following the date of grant. Each option granted under the Plan shall expire 10 years from the date of grant and shall be subject to earlier termination as hereinafter provided. If a Nonemployee Director subsequently becomes an employee of the Company while remaining a member of the Board of Directors, any options held under the Plan by such individual at the time of such commencement of employment shall not be affected thereby.

     (c) Cessation of Service. Except as hereinafter set forth, no option shall be exercisable after the date of cessation of an optionee's service as a director of the Company. Upon the death of an optionee at any time, all of the then outstanding options of such optionee shall become immediately exercisable. If an optionee's service ceases for any reason, such optionee's exercisable options may be exercised by the optionee within one year after such cessation of service. If an optionee shall die within such one-year period, or if cessation of his or her service shall have been due to such optionee's death, such options may be exercised at any time within one year after such death by the optionee's executor or administrator or by his or her distributee to whom such options may have been transferred by will or by the laws of descent and distribution. The foregoing provisions shall not extend the period during which an option may be exercised beyond the date it expires by its terms.

     (d) Manner of Exercise. Each option agreement shall provide that any option therein granted shall be exercisable only by giving in each case written notice of exercise, accompanied by full payment of the purchase price either (i) in cash (including check, bank draft, or money order, or wire or other transfer of funds, or advice of credit to the Company), (ii) in shares of Common Stock with a fair market value equal to the purchase price or (iii) a combination of cash and shares of Common Stock which in the aggregate are equal in value to such purchase price. At the discretion of the Committee, the option agreement may provide that shares of Common Stock may be issued in the name of the optionee and another person jointly with the right of survivorship. All grants will provide for a deferred payment of the purchase price from the proceeds of sale through a bank or broker on the date of exercise of some or all of the shares of Common Stock to which the exercise relates.

     (e) Nontransferability. Each option agreement shall provide that any option therein granted is not transferable by the optionee other than by will or by the laws of descent and distribution or a qualified domestic relations order and that, during the lifetime of the optionee, such option may be exercised only by the optionee or such optionee's legal representative or permitted successor.

SECTION 7.  ADJUSTMENT UPON CHANGES IN STOCK.

     The Committee shall make or provide for such adjustments in the option price and in the number or kind of shares or other securities (including shares or other securities of another issuer) covered by outstanding options as the Committee in its sole discretion, exercised in good faith, shall determine is equitably required to prevent dilution or enlargement of rights of optionees that would otherwise result from (a) any stock dividend, stock split, combination of shares, issuance of rights or warrants to purchase stock, spin-off, recapitalization or other changes in the capital structure of the Company, (b) any merger, consolidation, reorganization or partial or complete liquidation, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. The Committee also shall make or provide for such adjustment in the number or kind of shares of the Company's capital stock or other securities (or in shares or other securities of another issuer) which may be acquired pursuant to options granted under the Plan and the number of such securities to be awarded to each optionee as the Committee in its sole discretion, exercised in good faith, shall determine is appropriate to reflect any transaction or event described in the preceding sentence. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding options under the Plan such alternative consideration (including securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all options so replaced. In any case, such substitution of securities shall not require the consent of any person who is granted options pursuant to the Plan. The determination of the Committee as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

SECTION 8.  FRACTIONAL SHARES.

     No fractional shares shall be issued pursuant to options granted hereunder and any fractional share resulting from an adjustment pursuant to Section 7 hereof shall be eliminated.

SECTION 9.  GOVERNMENT REGULATIONS.

     The Plan, the grant and exercise of options hereunder, and the Company's obligation to sell and deliver shares of stock pursuant to any such exercise, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or government agency as shall be required.

SECTION 10.  TERM OF THE PLAN.

     The Plan shall become effective on the Effective Date. The Plan shall terminate at such time as all of the shares of Common Stock authorized under
Section 2 of this Plan have been granted. In the event that at any future grant date as determined under Section 5 hereof, the aggregate number of options to be granted at such time exceed the remaining options available under the Plan as determined in accordance with Section 2 hereof, the remaining options available shall be granted on a pro rata basis among each Nonemployee Director. Termination of the Plan, however, shall not affect outstanding options which have been granted prior to such termination, and all unexpired options shall continue in full force and operation after termination of the Plan, except as they shall lapse or terminate by their own terms and conditions, and the terms of the Plan shall continue to apply to such options.

SECTION 11.  AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN.

     The Board of Directors at any time and from time to time may, amend, suspend or terminate the Plan; provided, however, that no amendment to the Plan may increase the number of shares of Common Stock which may be granted pursuant to the Plan without the approval of a majority of the total votes cast by shareholders in person or by proxy on such proposal to amend the Plan. Without the written consent of the optionee, no amendment, suspension or termination of the Plan shall adversely affect any option previously granted under the Plan, but it shall be conclusively presumed that any adjustment or change as provided in Section 7 does not adversely affect any such right.

SECTION 12.  NO RIGHT TO CONTINUE AS DIRECTOR.

     Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that a director has a right to continue as a director for any period of time, or at any particular rate of compensation.

                                                     APPENDIX TO PROXY STATEMENT
                                                            DATED 10/28/96

PROXY

                PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
                           INLAND CASINO CORPORATION

               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
              DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

The undersigned shareholder(s) of Inland Casino Corporation, a Utah corporation (the "Company") hereby appoints Arthur R. Pfizenmayer, Duane M. Eberlein, or either of them, proxies, each with full power of substitution, for and in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held on December 12, 1996, and at any and all adjournments, to vote all shares of the capital stock of said Company held of record by the undersigned on October 23, 1996, as if the undersigned were present and voting the shares.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR PROPOSAL 2, FOR THE NOMINEES NAMED IN PROPOSAL 1 ON THE REVERSE SIDE AND IN ACCORDANCE WITH THEIR DISCRETION ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

       (CONTINUED AND TO BE VOTED, SIGNED AND DATED ON THE REVERSE SIDE)



-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                           Please mark
                                                           your votes as
                                                           indicated in     [X]
                                                           this example.

1  ELECTION OF DIRECTORS.
   Nominees for election to the Board of Directors:
   Duane M. Eberlein, Forrest J. Gerard,                FOR all the nominees
   Andrew B. Laub, Jana McKeag, G. Fritz Opel,      listed (except as indicated
   Arthur R. Pfizenmayer, Cornelius E. ("Neil")           to the contrary).
   Smyth, and L. Donald Speer, II.                             [  ]

   (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE              WITHHOLD
   FOR ANY NOMINEE(S), WRITE THE NOMINEE'S(S')       AUTHORITY to vote for all
   NAME(S) ON THE SPACE PROVIDED BELOW.)                  nominees listed.
                                                               [  ]
   --------------------------------------------

   --------------------------------------------


2.  Proposal to approve the Company's 1996            FOR     AGAINST   ABSTAIN
    Nonemployee Directors Stock Option Plan.          [ ]       [ ]       [ ]

3. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.


I PLAN TO ATTEND THE MEETING.                         [ ]


ALL OF THE LISTED NOMINEES AND EACH PROPOSAL
HAVE BEEN PROPOSED BY THE COMPANY. THE BOARD
OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF
THE NOMINEES LISTED AND "FOR" EACH OF THE
LISTED PROPOSALS. PLEASE MARK INSIDE THE BLUE
BOXES SO THAT DATA PROCESSING EQUIPMENT WILL
RECORD YOUR VOTES.


Signature(s)                                       Dated:             ,1996
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(Please date this Proxy and sign exactly as your name appears hereon. When signing as attorney, executor administrator, trustee or guardian, please give your full title. If there is more than one trustee, all should sign. All joint owners should sign.)

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